UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 6, 2022

Ponce Financial Group, Inc.

(Exact name of Registrant as Specified in Its Charter)

Maryland	001-41255	87-1893965
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2244 Westchester Avenue Bronx, NY		10462
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (718) 931-9000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.01 per share	PDLB	The NASDAQ Stock Market, LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.Entry into a Material Definitive Agreement.

Securities Purchase Agreement

On June 7, 2022, Ponce Financial Group, Inc. (the “Company”), the holding company for Ponce Bank, closed a private placement (the “Private Placement”) of 225,000 shares of the Company’s Senior Non-Cumulative Perpetual Preferred Stock, Series A, par value $0.01 (the “Preferred Stock”) for an aggregate purchase price equal to $225,000,000 in cash, pursuant to a Letter Agreement (collectively with the annexes, exhibits and schedules thereto, including the Securities Purchase Agreement - Standard Terms, the “Purchase Agreement”) with the United States Department of the Treasury (the “Treasury”) pursuant to the Emergency Capital Investment Program (“ECIP”).

The ECIP investment by the Treasury is part of a program to invest over $8.7 billion into Community Development Financial Institution (“CDFI”) or Minority Depository Institution (“MDI”), of which Ponce Bank is both. The ECIP is intended to incentivize CDFIs and MDIs to provide loans, grants, and forbearance to small businesses, minority-owned businesses, and consumers in low-income and underserved communities that may have been disproportionately impacted by the economic effects of the COVID-19 pandemic.

The Purchase Agreement includes customary representations, warranties and covenants of the Company. In connection with the completion of the Private Placement, the Company, among other customary closing actions, filed Articles Supplementary to its Charter in the State of Maryland setting forth the rights, preferences, privileges, qualifications, restrictions and limitations on the Preferred Stock (the “Certificate of Designations”).

Certificate of Designations of the Preferred Stock

The Certificate of Designations authorizes 225,000 shares of Preferred Stock. The holders of the Preferred Stock will be entitled to a dividend payable in cash quarterly at an annual rate dependent on certain factors as reported by the Company to Treasury in a quarterly supplemental report, as set forth in the Purchase Agreement. The initial dividend rate is zero percent for the first two years after issuance, and thereafter the floor dividend rate is 0.50% and the ceiling dividend rate is 2.00%.  The actual dividend rate that will be paid by the Company on the Preferred Stock cannot be determined at this time.

Holders of Preferred Stock generally do not have any voting rights, with the exception of voting rights on certain matters as outlined in the Certificate of Designations. The Company has the option to redeem the shares of Preferred Stock (i) in whole or in part on any dividend payment date on or after June 15, 2027, or (ii) in whole but not in part at any time within ninety days following a Regulatory Capital Treatment Event, as defined in the Purchase Agreement, in each case at a cash redemption price equal to the liquidation amount, with an amount equal to any dividends that have been declared but not paid prior to the redemption date. The Company may not redeem shares of Preferred Stock without having received the prior approval of the appropriate Federal banking agency for the Company, as defined in Section 3(q) of the Federal Deposit Insurance Act, to the extent required under applicable capital rules. Such redemptions are subject to certain conditions and limitations, as set forth in the Purchase Agreement.

In the event of a liquidation, dissolution or winding up of the Company, the Preferred Stock will be entitled to a liquidation preference, subject to certain limitations, in the amount of the sum of $1,000 per share plus declared and unpaid dividends (without accumulation of undeclared dividends) on each share.

Registration Rights Agreement

In connection with the consummation of the Private Placement and pursuant to the Purchase Agreement, the Company also agreed to, upon the future written request of Treasury, comply with the terms of a Registration Rights Agreement included as an annex to the Purchase Agreement and incorporated by reference therein, providing for certain registration rights of Treasury (the “Registration Rights Agreement”). Upon such written request of Treasury, the Company would be required to prepare and file a shelf registration statement covering the potential resale of the Preferred Stock as promptly as practicable. The Registration Rights Agreement also includes customary “piggyback” registration rights, suspension rights, indemnification, contribution, and assignment provisions.

* * * * * * * *

The above description of terms of the Private Placement is qualified in its entirety by reference to the Purchase Agreement, which is filed hereto as Exhibit 10.1, the Registration Rights Agreement, which is filed hereto as Exhibit 10.2 (included as Annex E to Exhibit 10.1), and the Articles Supplementary to the Charter of the Company related to the Senior Non-Cumulative Perpetual Preferred Stock, Series A, which is filed hereto as Exhibit 3.1.

The Purchase Agreement, Registration Rights Agreement, and Certificate of Designations of Senior Non-Cumulative Perpetual Preferred Stock, are filed to provide the Company’s investors and stockholders with information regarding their terms. They are not intended to provide any other factual information about the Company, Treasury or their respective subsidiaries and affiliates. The Purchase Agreement contains representations and warranties by the Company made solely for the benefit of Treasury. Certain representations and warranties in the Purchase Agreement were made as of a specified date, may be subject to a contractual standard of materiality different from what might be viewed as material to investors or stockholders, or may have been used for the purpose of allocating risk between Treasury and the Company. Accordingly, the representations and warranties in the Purchase Agreement should not be relied on by any persons as characterizations of the actual state of facts about the Company at the time they were made or otherwise. In addition, information concerning the subject matter of the representations and warranties may change after the date of the Purchase Agreement, which subsequent information may or may not be fully reflected in the Company’s public disclosures.

Item 3.02.Unregistered Sales of Equity Securities

The information contained above under Item 1.01 is hereby incorporated by reference into this Item 3.02. The shares of Preferred Stock were offered and sold by the Company without registration under the Securities Act, and the securities laws of certain states, in reliance on the exemptions contained in Section 4(a)(2) of the Securities Act and in reliance on similar exemptions under applicable state laws. Neither this Current Report on Form 8-K, nor the exhibits attached hereto is an offer to sell or the solicitation of an offer to buy the securities described herein.

Item 5.03Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

On June 6, 2022, in connection with the closing of the Private Placement, the Company filed the Certificate of Designations with the State of Maryland setting forth the rights, preferences, privileges, qualifications, restrictions and limitations on the Preferred Stock. The information under the heading “Certificate of Designations of the Preferred Stock” contained above under Item 1.01 is hereby incorporated by reference in this Item 5.03.  A copy of such Certificate of Designation, which is filed as Exhibit 3.1 hereto, is incorporated by reference in this Item 5.03. This description is only a summary of the terms of such Certificate of Designation and is qualified in its entirety by reference to the full text of such document.

Item 8.01Other Events

On June 9, 2022, the Company issued a press release announcing the closing of the Private Placement.

A copy of the press release is filed as Exhibit 99.1 hereto and is incorporated herein by reference.

Item 9.01Financial Statements and Exhibits

Exhibits

Exhibit Number	Description
3.1	Articles Supplementary to the Charter of Ponce Financial Group, Inc.
10.1	Letter Agreement and Securities Purchase Agreement, dated June 7, 2022, by and among the Company and Treasury*
10.2	Registration Rights Agreement (included as Annex E to Exhibit 10.1)
99.1	Press release dated June 9, 2022
104	Cover Page Interactive Data File (embedded within the Inline XBRL)

* All Schedules to the Purchase Agreement have been omitted from this filing pursuant to Instruction 4 to Item 1.01 of Form 8-K. The Company will furnish copies of any schedules to the Securities and Exchange Commission upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Ponce Financial Group, Inc.

Date: June 9, 2022	By:	/s/ Carlos P. Naudon
Carlos P. Naudon
President and Chief Executive Officer